EXHIBIT 1

         The undersigned hereby agree that this Amendment No. 1 to Schedule 13D filed by us with respect to the common stock of MasTec, Inc. is filed on behalf of each of us.

Date: September 23, 1998            JORGE L. MAS CANOSA HOLDINGS I LIMITED
                                    PARTNERSHIP

                                         By:    Jorge L. Mas Canosa Holdings
                                                Corporation, general partner


                                         By:.S. JORGE MAS, PRESIDENT
                                             -----------------------------------
                                                Jorge Mas, President


Date: September 23, 1998            JORGE MAS HOLDINGS I
                                    LIMITED PARTNERSHIP

                                         By:    Jorge Mas Holdings Corporation,
                                                general partner



                                         By:/S/ JORGE MAS, PRESIDENT
                                            ------------------------------------
                                                Jorge Mas, President



Date: September 23, 1998            /S/ JORGE MAS
                                    --------------------------------------------
                                    JORGE MAS










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